Exhibit 99.1

155 North Lake Avenue 91101
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500 Fax 1.626.578.7144

Press Release

FOR IMMEDIATE RELEASE	May 5, 2016

For additional information contact:

Kevin C. Berryman

Executive Vice President and Chief Financial Officer

626.578.3505

Jacobs Engineering Group Inc. Reports Earnings for the Second Quarter of Fiscal 2016

PASADENA, CALIF - Jacobs Engineering Group Inc. (NYSE:JEC) today announced its financial results for the second quarter of fiscal 2016 ended April 1, 2016.

Second Quarter Fiscal 2016 Highlights:

•	U.S. GAAP net earnings and EPS of $65M and $0.54, respectively;
•	Adjusted net earnings and EPS of $91M and $0.75, respectively;
•	Backlog at April 1, 2016 of $18.2B, steady at Q1 of fiscal 2016 level;
•	Restructuring – cost reduction initiative delivering strong results - now targeting annual savings of $240M-$270M;
•	Cash flow from operations of $238M; an increase of $272M over the prior year;
•	Repurchased 800 thousand shares of common stock during the second quarter of fiscal 2016 for $30M.

Jacobs reported today adjusted net earnings of $91 million, or $0.75 per diluted share, on revenues of $2.8 billion for its second quarter of fiscal 2016 ended April 1, 2016 (U.S. GAAP net earnings and EPS were $65 million and $0.54, respectively). This compares to adjusted net earnings of $92 million, or $0.72 per diluted share, on revenues of $2.9 billion for the second quarter of fiscal 2015 ended March 27, 2015 (U.S. GAAP net earnings and EPS were $82 million and $0.64, respectively).

Included in the Company’s fiscal 2016 second quarter adjusted net earnings is a net benefit of $0.03 per share related to several items, including the release of a foreign tax reserve and a one-time benefit in noncontrolling interests relating to certain work performed by one of our partially owned subsidiaries; partially off-set by the impact of a customer bankruptcy and a litigation settlement. The Company's adjusted net earnings for the second quarter of fiscal 2016 exclude the after-tax costs related to certain restructuring activities that began during fiscal 2015 (the "2015 Restructuring") totaling $26 million, or $0.21 per diluted share.

Jacobs also announced total backlog of $18.2 billion at April 1, 2016.

Commenting on the results for the second quarter of fiscal 2016, Jacobs President and CEO Steve Demetriou stated, “I am pleased with the strong operational execution during the quarter, allowing the Company to mitigate challenges in certain end markets.  The strength of our diversity, our improved project delivery performance and continued successful cost reduction efforts were key drivers in our ability to perform in the current environment. The Company’s new line of

Exhibit 99.1

business organization and subsequent incremental reporting is enhancing discipline and accountability, while providing additional insight to our shareholders.”

Kevin Berryman, Jacobs Chief Financial Officer, went on to say, “I would also like to note the sizeable improvement in cash flow and working capital for the quarter, both of which are indicative of a building momentum to become more effective in our working capital performance.  Finally, our first half results give us greater confidence to reach our objectives for the year, and as a result, we are narrowing our guidance for the full year to an adjusted EPS of $2.90-$3.20.”

Jacobs is hosting a conference call at 11:00 a.m. Eastern Time on Thursday, May 5, 2016, which it is webcasting live on the internet at www.jacobs.com .

Jacobs is one of the world's largest and most diverse providers of technical professional and construction services.

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some of the factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended October 2, 2015, and in particular the discussions contained under Item 1 -  Business ; Item 1A - Risk Factors ; Item 3 -  Legal Proceedings ; and Item 7 -  Management's Discussion and Analysis of Financial Condition and Results of Operations , as well as the Company’s other filings with the Securities and Exchange Commission. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

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Exhibit 99.1

Financial Highlights:

Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Six Months Ended
	April 1, 2016	March 27, 2015	April 1, 2016	March 27, 2015
Revenues	$2,781,763	$2,903,332	$5,629,697	$6,090,337
Costs and Expenses:
Direct cost of contracts	(2,337,547)	(2,412,388)	(4,745,007)	(5,079,947)
Selling, general and administrative expenses	(357,435)	(357,899)	(738,459)	(719,122)
Operating Profit	86,781	133,045	146,231	291,268
Other Income (Expense):
Interest income	2,264	1,580	4,484	3,856
Interest expense	(2,200)	(4,548)	(5,743)	(9,866)
Miscellaneous income (expense), net	3,611	(1,115)	3,271	(1,601)
Total other income (expense), net	3,675	(4,083)	2,012	(7,611)
Earnings Before Taxes	90,456	128,962	148,243	283,657
Income Tax Expense	(27,067)	(40,852)	(34,548)	(89,352)
Net Earnings of the Group	63,389	88,110	113,695	194,305
Net Loss (Earnings) Attributable to Noncontrolling Interests	1,861	(6,143)	(1,931)	(12,259)
Net Earnings Attributable to Jacobs	$65,250	$81,967	$111,764	$182,046
Net Earnings Per Share:
Basic	$0.54	$0.65	$0.93	$1.43
Diluted	$0.54	$0.64	$0.92	$1.42

Segment Information (in thousands):

	For the Three Months Ended		For the Six Months Ended
	April 1, 2016	March 27, 2015	April 1, 2016	March 27, 2015
Revenues from External Customers:
Petroleum & Chemicals	$866,615	$1,046,767	$1,808,928	$2,207,219
Aerospace & Technology	669,464	701,115	1,339,655	1,435,342
Buildings & Infrastructure	579,128	602,062	1,142,458	1,226,792
Industrial	666,556	553,388	1,338,656	1,220,984
Total	$2,781,763	$2,903,332	$5,629,697	$6,090,337

	For the Three Months Ended		For the Six Months Ended
	April 1, 2016	March 27, 2015	April 1, 2016	March 27, 2015
Operating Profit:
Petroleum & Chemicals	$30,945	$28,656	$62,548	$63,755
Aerospace & Technology	55,121	53,072	103,120	103,033
Buildings & Infrastructure	42,463	42,428	82,915	80,392
Industrial	12,417	47,877	39,772	76,850
Total Segment Operating Profit	140,946	172,033	288,355	324,030
Other Corporate Expenses	(18,797)	(24,950)	(38,373)	(18,724)
Restructuring Charges	(35,368)	(14,038)	(103,751)	(14,038)
Total Other Income (Expense)	3,675	(4,083)	2,012	(7,611)
Earnings Before Taxes	$90,456	$128,962	$148,243	$283,657

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Exhibit 99.1

Other Operational Information (in thousands):

	For the Three Months Ended		For the Six Months Ended
	April 1, 2016	March 27, 2015	April 1, 2016	March 27, 2015
Depreciation (pre-tax)	$21,059	$25,149	$43,226	$51,155
Amortization of Intangibles (pre-tax)	$11,725	$12,554	$23,451	$25,535
Pass-Through Costs Included in Revenues	$601,129	$615,336	$1,271,460	$1,322,166
Capital Expenditures	$13,322	$25,402	$29,309	$59,177

Exhibit 99.1

Balance Sheet (in thousands):

	April 1, 2016 (Unaudited)	October 2, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$559,722	$460,859
Receivables	2,415,092	2,548,743
Prepaid expenses and other	98,014	113,076
Total current assets	3,072,828	3,122,678
Property, Equipment and Improvements, Net	343,550	381,238
Other Noncurrent Assets:
Goodwill	3,054,798	3,048,778
Intangibles	342,367	353,419
Deferred income taxes	375,244	374,064
Miscellaneous	528,018	505,749
Total other non-current assets	4,300,427	4,282,010
	$7,716,805	$7,785,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$2,727	$13,364
Accounts payable	487,810	566,866
Accrued liabilities	1,054,229	1,090,985
Billings in excess of costs	373,649	309,951
Total current liabilities	1,918,415	1,981,166
Long-term Debt	530,000	584,434
Other Deferred Liabilities	829,416	863,868
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—122,146,182 shares and 123,152,966 shares, respectively	122,146	123,153
Additional paid-in capital	1,149,777	1,137,144
Retained earnings	3,554,291	3,496,212
Accumulated other comprehensive loss	(450,196)	(464,764)
Total Jacobs stockholders’ equity	4,376,018	4,291,745
Noncontrolling interests	62,956	64,713
Total Group stockholders’ equity	4,438,974	4,356,458
	$7,716,805	$7,785,926

Exhibit 99.1

Backlog (in millions):

	April 1, 2016	March 27, 2015
Backlog:
Petroleum & Chemicals	$5,179.4	$6,533.9
Aerospace & Technology	4,887.2	5,379.3
Buildings & Infrastructure	4,838.9	4,639.2
Industrial	3,304.3	2,314.6
Total	$18,209.8	$18,867.0

Non-U.S. GAAP Financial Measures:

The following tables reconcile the U.S. GAAP values of certain elements of the Company's results of operations to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the 2015 Restructuring. Although such adjusted amounts are non-GAAP in nature, they are presented because management believes it provides a better view of the Company’s operating results to investors to assess the Company’s performance and operating trends. Amounts are shown in thousands, except for per-share data:

U.S. GAAP Reconciliation for the second quarter fiscal 2016 and 2015:

	Three Months Ended
	April 1, 2016
	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Consolidated pre-tax earnings	$90,456	$(35,368)	$125,824
Tax expense	(27,067)	9,668	(36,735)
Net earnings of the Group	63,389	(25,700)	89,089
Non-controlling interests	1,861	—	1,861
Net earnings of Jacobs	$65,250	$(25,700)	$90,950
Diluted earnings per share	$0.54	$(0.21)	$0.75

	Three Months Ended
	March 27, 2015
	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Consolidated pre-tax earnings	$128,962	$(14,038)	$143,000
Tax expense	(40,852)	4,422	(45,274)
Net earnings of the Group	88,110	(9,616)	97,726
Non-controlling interests	(6,143)	—	(6,143)
Net earnings of Jacobs	$81,967	$(9,616)	$91,583
Diluted earnings per share	$0.64	$(0.08)	$0.72

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